EXHIBIT 1.B



                      CHRYSLER FINANCIAL COMPANY L.L.C.
                         [Description of Securities]

                        FORM OF DISTRIBUTION AGREEMENT


                                             [Date]


[Names of Agents]
[Addresses of Agents]


Dear Sirs:

           Chrysler Financial Company L.L.C., a Michigan limited liability company (the "Company"), confirms its agreement with [Names of Agents] (collectively, the "Agents") with respect to the issue and sale by the Company of its [Description of Securities] described herein (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of February 15, 1988, as supplemented by a first supplemental indenture dated as of March 1, 1988, a second supplemental indenture dated as of September 7, 1990 and a third supplemental indenture dated as of May 4, 1992, each between Chrysler Financial Corporation ("CFC") and Manufacturers Hanover Trust Company, which has been succeeded by United States Trust Company of New York as successor trustee (the "Trustee"), and a fourth supplemental indenture (the "Fourth Supplemental Indenture") dated as of October 1, 1998, between the Company (as successor to CFC) and the Trustee (such indenture as so supplemented and as the same may be amended or supplemented or restated from time to time, the "Indenture").

           The Company and CFC merged on __________, 1998 (the "Merger") with the Company being the surviving entity. Pursuant to the Merger, the Company succeeded to all of the assets and liabilities of CFC (including the outstanding Notes previously issued by CFC). Unless the context otherwise requires, the term "Company" shall be deemed to include CFC as the predecessor entity. As of the date hereof, the Company has authorized the
issuance and sale of up to $     (or its equivalent based on the applicable
exchange rate at the time of issuance, in such foreign currencies or units of two or more currencies as the Company shall designate at the time of issuance) aggregate initial offering price of Notes by the Company directly or through the Agents pursuant to the terms of this Agreement (less $ aggregate initial offering price of Notes previously issued by CFC). It is understood, however, that the Company may from time to time, pursuant to an Officer's Certificate (as defined in the Indenture) delivered to the Trustee pursuant to Section 301 of the Indenture (with an original copy thereof delivered to the Agents), reduce the authorized aggregate initial offering price of the Notes (but not below the aggregate initial offering price of Notes previously issued under the Indenture) or authorize the issuance of additional Notes and that such additional Notes may be distributed directly by the Company or






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through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

           This Agreement provides both for the sale of Notes by the Company through the Agents to investors, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the related Agent or Agents) to one or more Agents as principal for resale to investors and other purchasers.

           CFC filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (Nos. 33-[ ] and 333-[ ]) for the registration of debt securities under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The Company has filed a post-effective amendment (the "Post-Effective Amendment") to such registration statements pursuant to Rule 414 of the 1933 Act Regulations ("Rule 414") expressly adopting such statements as its own for all purposes of the 1933 Act and the Securities Exchange Act of 1934 (the "1934 Act"). Such registration statements have been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statements (and any further registration statements which may be filed by the Company for the purposes of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, are referred to herein collectively as the "Registration Statements" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1. Appointment as Agents.

           (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf, the Company hereby appoints the Agents, except as otherwise provided in this Section 1(a), as the exclusive agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to one or more Agents as principal for resale to others, it will enter into a Terms Agreement (as hereafter defined) relating to each such sale in accordance with the provisions of Section 3(b) hereof if requested by such Agent. The Company agrees that, except as otherwise provided in this Section 1(a), during the period the Agents are acting as the Company's agents hereunder, the Company will not engage any other party to assist in the placement of the Notes; provided, however, that so long as this Agreement shall be in effect the Company may solicit offers to purchase Notes through any agent only by amending this Agreement to appoint such agent an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and by giving the Agents notice of such appointment as soon as practicable thereafter. The Company may accept offers to purchase


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Notes through an agent other than an Agent, provided, that (i) the Company shall not have solicited such offers, (ii) the Company and such agent shall have executed an agreement with respect to each such purchase having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall promptly notify the Agents of the execution of any such agreement and shall provide the Agents with a copy of such agreement promptly following the execution thereof.

           (b) Reasonable Efforts Solicitations; Right to Reject Offers. On the basis of the representations and warranties set forth herein, but subject to the terms and conditions set forth herein, each Agent agrees to use its reasonable efforts to solicit offers to purchase Notes from the Company upon the terms set forth in the Prospectus, as amended or supplemented from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the initial offering price of Notes registered pursuant to the Registration Statements. The Agents will have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statements. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

           (c) Solicitations as Agents; Purchases as Principals. In soliciting purchases of the Notes on behalf of the Company, unless otherwise specified pursuant to the terms hereof, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. No Agent shall have any obligation to purchase Notes from the Company as principal, but may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof if requested by such Agent.

           (d) Reliance. The Company and the Agents agree that any Notes the placement of which the Agents arrange shall be placed by the Agents, and any Notes purchased by the Agents shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

           (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agents as agents or to one or more Agents as principal), as of the date of each delivery of Notes (whether


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through the Agents as agents or to one or more Agents as principal) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statements or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in, the interest rates, maturity or price of Notes or similar changes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statements other than the Notes) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                 (i) Due Organization and Qualification. The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (ii) Subsidiaries. Each subsidiary of the Company which is set forth in Schedule B hereto (each, a "Significant Subsidiary") has been duly incorporated (in the case of subsidiaries which are corporations) or duly organized (in the case of subsidiaries which are limited liability companies) and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as the case may be), has full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company (as the case may be) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary which is a corporation, and all of the issued and outstanding membership interests of each Significant Subsidiary which is a limited liability company, has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                 (iii) Registration Statements and Prospectus. The Company meets the requirements for use of Form S-3 and, at the time each of the Registration Statements and the Post-Effective Amendment thereto became effective, each Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations


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

           and the 1939 Act and the rules and regulations of the Commission promulgated thereunder. Each of the Registration Statements, at the time it and the Post-Effective Amendment thereto became effective, did not, and at each time thereafter at which any amendment to the Registration Statements becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statements or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statements or Prospectus or to those parts of the Registration Statements which constitute the Statements of Eligibility and Qualification under the 1939 Act on Form T-1.

                 (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in or incorporated by reference in the Prospectus, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                 (vi) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statements and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statements present fairly the information required to be stated therein.


                 (vii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agent, will be a valid and legally binding agreement of the Company; the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly and validly authorized, executed and delivered by the Trustee, constitutes a valid and legally binding obligation


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           of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agent and conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

                 (viii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (B) there have been no material transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business.

                 (ix) No Defaults; Compliance with Laws; Regulatory Approvals. The Company is not in violation of its articles of organization or operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, which violation or default would materially adversely affect the business or financial condition of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, any Terms Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the articles of organization, operating agreement or other organizational documents of the Company or, to the best knowledge of the Company, any law, administrative regulation or administrative or court decree, and no consent, approval, authorization, order or decree of any court or governmental agency or body of the United States is required for the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1939 Act or the 1939 Act Regulations or as may be required by state securities or Blue Sky laws.


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                 (x) Legal Proceedings; Contracts. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company (or CFC) or any of its subsidiaries which is required to be disclosed in the Prospectus; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company (or CFC) or any of its subsidiaries which are required to be filed as exhibits to the Registration Statements by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                 (xi) Licenses. The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted where its ownership or lease of substantial properties or the conduct of its business requires such ownership or possession or the obtaining of such governmental licenses, permits, consents, orders, approvals and other authorizations and where the failure to do so would materially adversely affect the business or financial condition of the Company and its subsidiaries considered as one enterprise.

                 (xii) Business with Cuba. The Company has complied with all applicable provisions of Florida H.B. 1771, Section 1, Chapter 92-198 of the Florida Securities and Investors Act, and all regulations thereunder relating to issuers doing business with Cuba.

                 (xiii) Ratings. The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated "A2" by Moody's Investors Service, Inc. and "A" by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to
           Section 4(a) hereof.

           (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel to the Agents in connection with an offering of Notes or the sale of Notes to one or more of the Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3. Solicitations as Agents; Purchases as Principals.

(a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents agree, when acting as agents of the Company, to use their reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.


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                     The Company reserves the right, in its sole discretion,
           to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

                     The Company agrees to pay each Agent a commission, in the form of a discount or otherwise as agreed to by the Company and the Agents, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto; provided, however, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold.

                     The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 and integral multiples thereof. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents.

           (b) Purchases as Principals. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and, if requested by such Agent, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement) between one or more Agents and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any Terms Agreement between the Company and one or more Agents. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agents in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased and may reallow any portion of the discount they receive from the Company to such seller or dealer group. Such Terms Agreement shall also specify whether or not any of the officer's certificate, opinions of counsel or comfort letter specified in Sections 7(b), 7(c) and 7(d) hereof shall be required to be delivered by the Company on the related Settlement Date.

           (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the


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

"Procedures"). Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

           (d) Delivery of Closing Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048 on the date hereof, or at such other time or place as the Agents and the Company may agree.

SECTION 4. Covenants of the Company.

           The Company covenants with the Agents as follows:

           (a) Notice of Certain Events. The Company will immediately notify
(i) the Agents of the effectiveness of any amendment to any of the Registration Statements, (ii) the related Agent or Agents of the transmittal to the Commission for filing of any supplement to the Prospectus (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statements other than the Notes) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus (other than any Current Report on Form 8-K relating exclusively to an offering of debt securities under the Registration Statements other than the Notes), (iii) the Agents of the receipt of any comments from the Commission with respect to the Registration Statements or the Prospectus, (iv) the Agents of any request by the Commission for any amendment to the Registration Statements or any amendment or supplement to the Prospectus (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statements other than the Notes) or for additional information and (v) the Agents of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           (b) Notice of Certain Proposed Filings. Except as otherwise provided in subsection (l) of this Section, the Company will give the Agents notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to any of the Registration Statements or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for the establishment of or change in, the interest rates, maturity or price of Notes or other similar changes or an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statements other than the Notes) whether by the filing of documents pursuant to the 1934 Act (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statements other than the Notes), the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement in a form to which the Agents or counsel to the Agents shall reasonably object.

           (c) Copies of the Registration Statements and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statements (as


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originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to each Agent as many copies of the Prospectus, as amended or supplemented (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statements other than the Notes), as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

           (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

           (e) Revisions of Prospectus - Material Changes. Except as otherwise provided in subsection (1) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel to the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statements or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statements and Prospectus comply with such requirements.

           (f) Prospectus Revisions - Periodic Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Registration Statements and the Prospectus to be amended or supplemented, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

           (g) Prospectus Revisions - Audited Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statements and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

           (h) Earnings Statements. The Company, by applying the provisions of Rule 158 under the 1933 Act, will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statements with respect to each sale of Notes.

           (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

           (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

           (k) Stand-Off Agreement. If specified by the Agents in writing in connection with a purchase by them of Notes, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of, or announce the offering of, any debt securities denominated in the same currency as the Notes to be purchased pursuant to such Terms Agreement, or any security exchangeable into such debt securities (other than the Notes that are to be sold pursuant to such Terms Agreement and securities sold in any Euromarket financing and commercial paper in the ordinary course of business).

           (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (a), (b), (c), (e), (f) or (g) of this Section or the provisions of Section 7 hereof during any period from the time (i) the Agents shall have received written notification from the Company to suspend solicitation of purchases of the Notes in their capacity as agents and (ii) no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

           (m) Use of Proceeds. The net proceeds from the sale of Notes will be used by the Company as described in the Prospectus.

SECTION 5. Conditions of Obligations.

           The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of the Agents to purchase Notes as principals pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein contained and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

           (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents and their counsel:

                 (1) Opinion of Company Counsel. The opinion of Christopher
           A. Taravella, Esq., counsel to the Company, or other counsel satisfactory to the Agents, to the effect that:

                     (i) The Company has been duly organized and is validly
                existing as a limited liability company in good standing under the laws of the State of Michigan.

                     (ii) The Company has full power and authority to own,
                lease and operate its properties and to conduct its business as described in the Prospectus. A duly authorized and executed certificate of merger with respect to the merger of CFC with and into the Company (the "Merger") has been duly filed with the Secretary of State of the State of Michigan and the Merger has become effective under the laws of the State of Michigan

                     (iii) To the best of such counsel's knowledge, the
                Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                     (iv) Each Significant Subsidiary of the Company has been
                duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as the case may be) has full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statements, and is duly qualified as a foreign corporation or limited liability company (as the case may be), to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                     (v) This Agreement and any applicable Terms Agreement
                have each been duly and validly authorized, executed and delivered by the Company.

                     (vi) The Indenture has been duly and validly authorized,
                executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to: (w) bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights and remedies; (x) general principles of equity regardless of whether applied in a proceeding in equity or at law; (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (z) the effect of law or applicable public policy on any provisions relating to indemnification of the Trustee.

                     (vii) The Notes, in the form(s) certified by the Company
                as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, or similar other laws now or hereafter in effect relating to creditors' rights and remedies; (y) general principles of equity regardless of whether applied in a proceeding in equity or at law; and (z) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and each holder of Notes will be entitled to the benefits of the Indenture.


                     (viii) The Indenture is qualified under the 1939 Act.

                     (ix) Each of the Registration Statements and the
                Post-Effective Amendment thereto is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of either of the Registration Statements has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. Pursuant to Rule 414, the Registration Statements shall be deemed the registration statements of the Company for the purpose of continuing the offering provided therein.

                     (x) At the time each of the Registration Statements and
                the Post-Effective Amendment thereto became effective, each Registration Statement (other than the financial statements and other financial and statistical data included or incorporated by reference therein and the Statement of Eligibility and Qualification on Form T-1 filed as an exhibit thereto, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

                     (xi) Each document filed pursuant to the 1934 Act and
                incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                     (xii) The information in the Prospectus under the
                captions "Description of Notes", "Certain United States Federal Income Tax Considerations", "Description of Debt Securities" and "Limitations on Issuance of Bearer Securities and Bearer Warrants" has been reviewed by such counsel and is correct in all material respects and, insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                     (xiii) To the best of such counsel's knowledge, there
                are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their property is the subject which are not described in the Registration Statements, including ordinary routine litigation incidental to the business of the Company or any such subsidiary, are, considered in the aggregate, not material to the financial condition, earnings, prospects, business, or properties of the Company and its subsidiaries taken as a whole.

                     (xiv) To the best of such counsel's knowledge, neither
                the Company nor any of its Significant Subsidiaries is in violation of its articles of organization, operating agreement or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of them or their properties may be bound. The execution and delivery of this Agreement or of the Indenture, or the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the articles of organization, operating agreement or any other organizational documents of the Company.

                     (xv) To the best of such counsel's knowledge, there are
                no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statements or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

                     (xvi) No consent, approval, authorization, order or
                decree of any court or governmental agency or body (including the Commission) is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under the state securities laws.

                (2) Opinion of Counsel to the Agents. The opinion of Brown & Wood LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i) and (v) through
           (ix), inclusive, above.

                (3) In giving their opinions required by subsection (a)(1) and (a)(2) of this Section, Christopher A. Taravella, Esq. and Brown & Wood LLP shall each additionally state that they do not believe that the Registration Statements, at the time they became effective, and if an amendment to the Registration Statements or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statements and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference in the Registration Statements and Prospectus), and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contain or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they express no view as to the financial statements and other financial data included or incorporated by reference in such Registration Statements or Prospectus or as to the Statement of Eligibility and Qualification on Form T-1 filed as an exhibit to the Registration Statements.

           (b) Officers' Certificate. At the date hereof the Agents shall have received (i) a certificate of either the President or the Vice President and the chief financial officer of the Company or any other Vice President and the treasurer or chief accounting officer of the Company, dated as of the date hereof, to the effect that (A) since the respective dates as of which information is given in the Registration Statements and the Prospectus or since the date of any Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate,
(C) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (D) no stop order suspending the effectiveness of any of the Registration Statements has been issued and, to their knowledge, no proceedings for that purpose have been initiated or threatened by the Commission and (ii) a certificate of Chrysler Corporation signed by an executive officer of Chrysler Corporation to the effect that (A) the signers of such certificate have examined the disclosures contained under the heading "Information Concerning Chrysler Corporation" in the Prospectus and in the supplement thereto relating to the Notes and (B) such disclosures do not contain as of the date of such certificate an untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements made therein, in the light of circumstances under which they were made, not misleading and (C) no event has occurred as of the date of such certificate that would require such disclosures to be amended or supplemented to comply with the 1933 Act or the 1933 Act Regulations.

           (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Deloitte & Touche LLP, dated as of the date hereof and in form and substance previously agreed to by the Company and the Agents.

           (d) Other Documents. On the date hereof and on each Settlement Date with respect to any Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

           (e) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6. Delivery of and Payment for Notes Sold through the Agents.

           Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its reasonable loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. Additional Covenants of the Company.

           The Company covenants and agrees with the Agents that:

           (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to one or more Agents pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent or Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statements and Prospectus as amended and supplemented to each such time).

           (b) Subsequent Delivery of Certificates. Subject to the provisions of Section 4(l) hereof, each time that the Registration Statements or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of Notes or similar changes, and other than by an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statements other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statements other than the Notes) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statements and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of delivery of such certificate.

           (c) Subsequent Delivery of Legal Opinions. Subject to the provisions of Section 4(l) hereof, each time that the Registration Statements or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in the interest rates, maturity or price of the Notes or similar changes or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statements other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall reasonably request based on disclosure included or omitted from such Report) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Christopher A. Taravella, Esq., counsel to the Company, or other counsel satisfactory to the Agents dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the opinion referred to in Sections 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

           (d) Subsequent Delivery of Comfort Letters. Subject to the provisions of Section 4(l) hereof, each time that the Registration Statements or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall cause Deloitte & Touche LLP, or other independent certified public accountants reasonably satisfactory to the Agents, forthwith to furnish the Agents with a letter, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statements and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statements or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche LLP, or other independent certified public accountants reasonably satisfactory to the Agents, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

SECTION 8. Indemnification.

           (a) Indemnification of the Agents. The Company agrees to indemnify severally and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                (iii) against any and all reasonable expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by an Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
           (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statements (or any amendment thereto).

           (b) Indemnification of Company. Each Agent severally agrees to indemnify and hold harmless the Company, its managers, each of its officers who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statements (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statements (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

           (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party of such commencement shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may assume the defense of the indemnified party by retaining counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

           (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 9. Contribution.

           In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the

Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent pursuant to this Agreement to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as an Agent, and each manager of the Company, each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10. Payment of Expenses.

           The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

           (a) The preparation and filing of the Registration Statements and all amendments thereto and the Prospectus and any amendments or supplements thereto;

           (b) The preparation, filing and reproduction of this Agreement;

           (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

           (d) The reasonable fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel and of any Calculation Agent;

           (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Company's medium-term note program and from time to time in connection with the transactions contemplated hereby;

           (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees, and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

           (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statements and any amendments thereto, and of the Prospectus and any amendments or supplements thereto;

           (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

           (i) Any fees charged by rating agencies for the rating of the Notes;

           (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

           (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of such expense by the Company;

           (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes; and

           (m) The fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

           All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. Termination.

           (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents on the giving of 30 days' written notice of such termination to the other party hereto; provided, however, that the termination of this Agreement by an Agent shall terminate this Agreement only between such Agent and the Company and the Company's notice of termination as to any one Agent shall terminate this Agreement only between itself and such Agent.

           (b) Termination of a Terms Agreement. The Agent or Agents party to a Terms Agreement may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statements, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Agent or Agents party to such Terms Agreement (after consultation with the Company), impracticable to market the Notes subject to such Terms Agreement or enforce contracts for the sale of such Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes subject to such Terms Agreement are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any Terms Agreement shall have been lowered or withdrawn since that date or if any such rating agency shall have publicly announced since that date that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to the Agent's or Agents' attention any facts that would cause such Agent or Agents to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes subject to such Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

           (c) General. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) the Agents shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Note or Notes relating thereto has not occurred, the obligations set forth in Section 5 hereof and the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11 and 15 hereof shall remain in effect.

SECTION 13. Notices.

           Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, by telecopier or by telegram, and any such notice shall be effective when received at the address specified below.

           If to the Company:

                     Chrysler Financial Company L.L.C.
                     27777 Franklin Road
                     25th Floor
                     Southfield, Michigan 48034
                     Attention:  Assistant Secretary
                     Telecopy:   (248) 948-3138

           If to the Agents:

                     [Names of Agents]
                     [Addresses of Agents]
                     [Telecopy numbers of Agents]

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Governing Law.

           This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 15. Parties.

           This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and managers referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Counterparts.

           This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

SECTION 17. Captions.

           The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or the provisions hereof.

           If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                            Very truly yours,

                                            CHRYSLER FINANCIAL COMPANY L.L.C.



                                            By: _____________________________
                                                 Name:
                                                 Title


Accepted:

NAME OF AGENTS



By: ____________________________
      Name
      Title:


NAME OF AGENTS



By: ____________________________
      Name:
      Title:


NAME OF AGENTS



By: ____________________________
      Name:
      Title:

                                  Exhibit A

           The following terms, if applicable, shall be agreed to by the Agents and the Company pursuant to each Terms Agreement:

                Principal Amount:  $___
                Stated Maturity Date:
                Original Issue Date:
                Trade Date:
                Issue Price: __%
                Agent's Discount or Commission:
                Settlement Date and Time:
                Additional Terms:

                          If Fixed Rate Note:

                                     Interest Rate:
                                     Interest Payment Dates:

                          If Floating Rate Note:

                                     Interest Rate Basis:
                                     Initial Interest Rate:
                                     Initial Interest Reset Date:
                                     Spread and/or Spread Multiplier, if any:
                                     Interest Reset Dates:
                                     Interest Payment Dates:
                                     Regular Record Dates:
                                     Index Maturity:
                                     Maximum Interest Rate, if any:
                                     Minimum Interest Rate, if any:
                                     Interest Rate Reset Period:
                                     Interest Payment Period:
                                     Calculation Agent:

                          If Redeemable:

                                     Redemption Date:
                                     Initial Redemption Percentage
                                     Annual Redemption Percentage Reduction:

                          If Repayable:

                                     Optional Repayment Dates:
                                     Repayment Price:

                          Currency:

               Specified Currency (if other than U.S. dollars)

                          Minimum Denominations:

Also, agreement as to whether the following will be required:

           Officers' Certificates pursuant to Section 7(b) of the Distribution Agreement.

           Legal Opinion pursuant to Section 7(c) of the Distribution
     Agreement.

           Comfort Letter pursuant to Section 7(d) of the Distribution
     Agreement.

           Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                                  SCHEDULE A

           As compensation for the services of the Agents hereunder, the Company shall pay the related Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:




                    MATURITY RANGES
                                                             PERCENT OF
                                                           PRINCIPAL AMOUNT
--------------------------------------------------------   ----------------
From 9 months to less than 1 year.......................         [ ]
From 1 year to less than 18 months......................         [ ]
From 18 months to less than 2 years.....................         [ ]
From 2 years to less than 3 years.......................         [ ]
From 3 years to less than 4 years.......................         [ ]
From 4 years to less than 5 years.......................         [ ]
From 5 years to less than 6 years.......................         [ ]
From 6 years to less than 7 years.......................         [ ]
From 7 years to less than 8 years.......................         [ ]
From 8 years to less than 9 years.......................         [ ]
From 9 years to less than 10 years......................         [ ]
From 10 years to less than 15 years.....................         [ ]
From 15 years to less than 20 years.....................         [ ]
From 20 years to 30 years...............................         [ ]
Beyond 30 years.........................................   To be negotiated at
                                                           time of issuance

                                  SCHEDULE B


                                 SUBSIDIARIES
                                      OF
                      CHRYSLER FINANCIAL COMPANY L.L.C.



Chrysler Insurance Company (Michigan)

Chrysler Credit Canada Ltd. (Canada)

Chrysler Capital Company L.L.C. (Delaware)




                                     B-1